As filed with the Securities and Exchange Commission on March 7, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

First Trust High Income Long/Short Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 7, 2024

First Trust High Income Long/Short Fund

Dear Shareholder:

IMPORTANT NOTICE

We have made numerous attempts to reach you regarding your holdings in the First Trust High Income Long/Short Fund (FSD) (the “Fund”), for which you may be authorized to vote. We have sent several letters urging shareholders to cast their vote in favor of an important proposal regarding the proposed reorganization of the Fund with and into abrdn Income Credit Strategies Fund (“ACP”) (the “Reorganization”). The Reorganization was originally to be considered at the special meeting of shareholders of the Fund on February 20, 2024 (the “Special Meeting”).

The Special Meeting has been adjourned a second time to Thursday, April 18, 2024, in order to allow shareholders more time to vote on the Reorganization. This letter is being sent to you because you held shares of the Fund on the record date, and we need your vote!

The Fund’s Board of Trustees (the “Board”) recommends that you vote FOR the Reorganization on the WHITE proxy card.

YOUR VOTE IS VERY IMPORTANT

Voting today can help stop all future mailings and phone calls to you and ensure that enough votes are received to convene the Special Meeting and avoid another adjournment. If your Fund does not obtain enough votes, the Reorganization cannot be consummated. DO NOT DELAY, VOTE THE WHITE PROXY CARD NOW! Please vote using one of the following options:

1.	VOTE ONLINE — Log on to the website shown on the WHITE proxy card. Please have the WHITE proxy card in hand to access your control number and follow the on-screen instructions.
2.	VOTE BY MAIL — Complete, sign, date and return the WHITE proxy card.

If you have any questions, please contact the Fund’s proxy solicitor, EQ Fund Solutions LLC, at (866) 620-8437 weekdays from 9:00 a.m. to 10:00 p.m. Eastern Time.

Thank you for your continued support.

Sincerely,

First Trust High Income Long/Short Fund

_/s/ James A. Bowen

James A. Bowen

Chairman of the Board